As filed with the Securities and Exchange Commission on May 22, 1998
                                            Registration No. 2-76789
====================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               _________________


                            REYNOLDS METALS COMPANY
            (Exact name of Registrant as specified in its charter)

            Delaware                                 54-0355135
 (State or other jurisdiction of                  (I.R.S. employer
 incorporation or organization)                 identification number)

                               _________________


                  6601 West Broad Street, Richmond, VA 23230
                                (804) 281-2000
              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)

                               _________________


                            Reynolds Metals Company
                      1982 Nonqualified Stock Option Plan
                             (Full title of plan)

                              __________________


          D. MICHAEL JONES, Senior Vice President and General Counsel
                                      and
   BRENDA A. HART, Chief Securities/Finance Counsel and Assistant Secretary

                            Reynolds Metals Company
                            6601 West Broad Street
                              Richmond, VA 23230
                                (804) 281-2000
                   (Names, address, including zip code, and
         telephone number, including area code, of agents for service)

                    REMOVAL OF SECURITIES FROM REGISTRATION

     Pursuant to Registration Statement No. 2-76789 on Form S-8 (the "Registration Statement"), Reynolds Metals Company (the "Company") registered 600,000 shares of its Common Stock, without par value ("Common Stock"), to be offered under the Reynolds Metals Company 1982 Nonqualified Stock Option Plan (the "Plan"). In connection with a two-for-one split of the Common Stock effected by a 100% stock dividend paid on July 1, 1987, the Company's Board of Directors reserved an additonal 207,044 shares of Common Stock for issuance under the Plan pursuant to the Plan's anti-dilution provisions. Such additional shares were deemed pursuant to Rule 416 under the Securities Act of 1933 to have been registered by the Registration Statement.

     All options to purchase Common Stock granted under the Plan have been exercised or have expired. No further options will be granted under the Plan. Accordingly, the Company hereby removes from registration 277,540 shares of Common Stock which remain unissued under the Plan as of the date hereof.

                           SIGNATURE


    Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 of the Securities and Exchange Commission promulgated thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on this 22nd day of May, 1998.

                                 REYNOLDS METALS COMPANY



                                 By /s/ Donna C. Dabney
                                    --------------------------
                                    Donna C. Dabney
                                    Secretary and Assistant
                                    General Counsel